EXHIBIT 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL
OFFICER PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the annual report on Form 10-K for the period ending December 31, 2010 of Kat Gold Holdings, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, Kenneth Stead, Chief Executive Officer of the registrant and David M. Barnes, Chief Financial Officer of the registrant, certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: April 15, 2011	/s/ Kenneth Stead

Kenneth Stead
Chief Executive Officer and Chairman
(Principal Executive Officer)

Date: April 15, 2011	/s/ David M. Barnes

David M. Barnes
Chief Financial Officer
(Principal Financial and Accounting Officer)